Exhibit 99.2

CONSENT OF STEPHENS INC.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Southwest Bancshares, Inc. (the “Company”) as an Annex to the Proxy Statement/Prospectus relating to the proposed merger of the Company with and into Prosperity Bancshares, Inc. contained in the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Proxy Statement/Prospectus and the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), and we do not admit that we are experts with respect to any part of such Proxy Statement/Prospectus and the Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

STEPHENS INC.

By:	/s/ James Clingman
Title:	Senior Vice President
Date:	December 16, 2025

Stephens Inc.	111 Center Street Little Rock, AR 72201	501-377-2000 800-643-9691	www.stephens.com